PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2007

NEW YORK, NY -- 02/12/2008 -- PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) today announces financial results for its first fiscal quarter ended December 31, 2007.

HIGHLIGHTS

Quarter Ended December 31, 2007
($ in millions, except per share amounts)

Investment portfolio:                                           $    342.2
Net assets:                                                     $    254.2
Net asset value per share:                                      $    12.07

Amount drawn under credit facility:                             $     91.5

Investment portfolio composition and yield:
    Subordinated debt, second lien secured debt, and common
     equity:                                                    $    193.4
    First lien secured debt:                                    $    148.8
    Weighted average yield on debt:                                   10.4%
    Weighted average yield on subordinated and second lien
     secured debt:                                                    12.8%
    Weighted average yield on first lien secured debt:                 7.2%

Operating Results:
    Net investment income:                                      $      4.7
    Net investment income per share:                            $     0.23
    Dividends to stockholders per share:                        $     0.22

Portfolio Activity:
    Purchases of long term investments:                         $     71.5
    Sales and repayments of long term investments:              $      4.4

    Number of new portfolio companies invested:                          3
    Number of existing portfolio companies invested:                     2
    Number of portfolio companies at end of period:                     38

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRAURY 13, 2008

PennantPark Investment Corporation (the "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, February 13, 2008 to discuss its first quarter 2008 results. All interested parties are welcome to participate. You can access the conference call by dialing (866) 225-6564 approximately 5-10 minutes prior to the call. International callers should dial (416) 641-6136. All callers should reference "PennantPark Investment Corporation." An archived replay of the call will be available through February 27, 2008 by calling (800) 408-3053. International callers please dial (416) 695-5800. For all replays, please reference conference ID #3250458.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2007, our portfolio consisted of $73.3 million of subordinated debt, $113.5 million of second lien secured debt, $6.6 million of equity investments and $148.8 million of senior secured loans. Our core assets, which include subordinated debt, second lien secured debt and equity investments, totaled $193.4 million and consisted of investments in twelve different companies with an average investment size of $16.1 million per company and a weighted average yield of 12.8% on the debt investments. Our senior secured loan portfolio, on December 31, 2007, totaled $148.8 million and consisted of 28 different companies (including two companies also in our core portfolio) with an average investment size of $5.3 million, and a weighted average yield of 7.2%. The overall portfolio had a weighted average yield on debt investments of 10.4%. For the three months ended December 31, 2007, we invested 71.0 million across three new and two existing portfolio companies with an average yield of 12.9% on debt investments. Sales and repayments of long term investments, for the three months ended December 31, 2007, totaled $4.4 million. On December 31, 2007, our portfolio consisted of thirty-eight companies and was invested 21% in subordinated debt, 33% in second lien secured debt, 2% in equity investments and 44% in senior secured loans.

"We have continued to selectively deploy capital on attractive terms in increasingly diversified industries," said Arthur Penn, Chairman and Chief Executive Officer. "Because we have the capital resources to make long term investment decisions based on fundamental value, PennantPark is uniquely positioned to take advantage of the market correction."

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2007.

Investment Income

Investment income of $9.0 million, for the three months ended December 31, 2007, was primarily attributable to $4.2 million of interest income from senior secured loan investments, $2.8 million from second lien secured debt investments, and $1.7 million from subordinated debt investments. The remaining income was primarily attributable to interest income from short-term investments and to accretion of discount and amortization of premium.

Expenses

Net expenses totaled $4.3 million for the three months ended December 31, 2007. Of these totals, approximately $1.1 million was attributable to credit facility related expenses, and $1.3 million to general and administrative expenses. Net base management fee totaled $1.4 million, and performance-based incentive fee totaled approximately $447,000 for the three months ended December 31, 2007.

Net Investment Income

Our net investment income totaled $4.7 million or $0.23 cents per share, for the three months ended December 31, 2007.

Net Realized Loss

Sales and paydowns of long-term investments totaled $4.4 million, and net realized losses totaled approximately $211,000 for the three months ended December 31, 2007.

Net Unrealized Depreciation on Investments and cash equivalents

For the three months ended December 31, 2007, the Company's investments and cash equivalents had a net increase in depreciation of $16.1 million. On December 31, 2007, net unrealized depreciation on investments and cash equivalents totaled $40.0 million, primarily due to the continued downturn in the leveraged finance credit market during the second half of 2007.

Net Decrease in Net Assets From Operations

Net decrease in net assets resulting from operations totaled $11.5 million or $0.54 per share for the three months ended December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity and capital resources are generated primarily through its senior secured, multi-currency, $300 million, five-year revolving credit facility maturing in June 2012 as well as from cash flows from operations, investment sales and prepayments, and income earned from investments and cash equivalents. At December 31, 2007, the Company had $91.5 million in borrowings outstanding. At December 31, 2007, we had $81.8 million in cash equivalents. During the three months ended December 31, 2007, we generated operating cash flows primarily from interest earned on debt investments, and our primary use of funds for operations consisted of investments in portfolio companies, payments of fees and other operating expenses incurred by the Company. Our operating activities resulted in a net use of cash of $253.0 million for the three months ended December 31, 2007, and our financing activities resulted in a net inflow of cash of $76.9 million for the same period, primarily from borrowings under our credit facility.

DIVIDENDS

Dividends paid to stockholders for the three months ended December 31, 2007 totaled $4.6 million, or $0.22 per share. Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

                      PENNANTPARK INVESTMENT CORPORATION
                     STATEMENTS OF ASSETS AND LIABILITIES

                                               December 31,
                                                  2007       September 30,
                                               (Unaudited)       2007
                                              -------------  -------------
Assets
Investments, at fair value
 (cost--$382,162,705 and $314,881,870
 respectively)(1)                             $ 342,190,612  $ 291,016,608
Cash equivalents (cost--$81,788,219 and
 $258,016,351 respectively)                      81,780,690    257,959,635
Interest receivable                               4,263,953      4,517,850
Prepaid expenses and other assets                 1,443,726      1,513,583
                                              -------------  -------------

   Total assets                                 429,678,981    555,007,676
                                              -------------  -------------

Liabilities
Payable for cash equivalents purchased           79,406,889    252,759,931
Payable for investments purchased                         -     16,583,921
Unfunded investments                              3,091,264      3,989,948
Credit facility payable                          91,500,000     10,000,000
Interest payable                                    769,889        170,989
Accrued other expenses                              689,631      1,109,793
                                              -------------  -------------

   Total liabilities                            175,457,673    284,614,582
                                              -------------  -------------

Net Assets
Common stock, par value $.001 per share,
 100,000,000 shares authorized and 21,068,772
 shares issued and outstanding                       21,069         21,069
Paid-in capital in excess of par                294,586,604    294,586,604
Distributions in excess of net investment
 income                                            (100,020)      (196,769)
Accumulated net realized loss                      (306,723)       (95,832)
Net unrealized depreciation on investments
 and cash equivalents                           (39,979,622)   (23,921,978)
                                              -------------  -------------

   Total net assets                           $ 254,221,308  $ 270,393,094
                                              -------------  -------------

   Total liabilities and net assets           $ 429,678,981  $ 555,007,676
                                              -------------  -------------

Net asset value per share                     $       12.07  $       12.83
                                              =============  =============

(1) None of our portfolio companies is controlled by, or affiliated with,
    PennantPark Investment Corporation as defined by the Investment Company
    Act of 1940, as amended (the "1940 Act").

                    PENNANTPARK INVESTMENT CORPORATION
                          STATEMENT OF OPERATIONS
                                (UNAUDITED)

                                                       Three
                                                    months ended
                                                  December 31, 2007
                                                   --------------
Investment Income:
   Interest                                        $    8,983,636
   Other                                                   19,972
                                                   --------------

     Total Investment income                            9,003,608
                                                   --------------

Expenses:
   Base management fee                                  1,640,365
   Performance-based incentive fee                        447,382
   Interest and other credit facility expenses          1,097,107
   Administrative services expenses                       663,690
   Professional fees                                      294,840
   Directors’ fees                                        155,758
   Insurance                                               90,790
   Other general and administrative expenses               86,844
                                                   --------------

      Expenses before base management fee waiver        4,476,776
                                                   --------------

   Base management fee waiver                            (205,047)
                                                   --------------

      Net expenses                                      4,271,729
                                                   --------------

      Net investment income                             4,731,879
                                                   --------------

Realized and unrealized loss on investments and
 cash equivalents:
   Net realized loss on investments and cash
    equivalents                                          (210,891)
   Change in net unrealized depreciation on
    investments and cash equivalents                  (16,057,644)
                                                   --------------

      Net realized and unrealized loss from
       investments and cash equivalents               (16,268,535)
                                                   --------------

Net decrease in net assets resulting from
 operations                                        $  (11,536,656)
                                                   ==============

Earnings per common share                          $        (0.54)
                                                   ==============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, the Company may also invest in the securities of public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us on the web at:  www.pennantpark.com